UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☒      Definitive Additional Materials

☐      Soliciting Material Pursuant to § 240.14a-12

BlackRock Funds V

BlackRock Long-Horizon Equity Fund

BlackRock Strategic Global Bond Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  ☒      No fee required.

  ☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Once your vote has been recorded by your Fund(s), your contact information will promptly be removed from the mailing and call list.

PLEASE VOTE NOW

Dear Valued Shareholder:

BlackRock Long-Horizon Equity Fund	BlackRock Inflation Protected Bond Portfolio
BlackRock GNMA Portfolio	BlackRock Strategic Global Bond Fund, Inc.

YOUR INVESTMENT(S) NEED YOUR HELP! The Board of Directors/Trustees of each of the funds listed above (collectively, the “Funds” and each, a “Fund”) believes the proposals for the Funds will offer a number of benefits to your Fund(s) and you, as a shareholder. The Board therefore recommends your APPROVAL of the applicable proposals.

Shareholder vote participation has not met the requirement to hold a valid meeting; therefore, the Joint Special Shareholder Meeting of the Funds has been adjourned to December 23, 2021, to allow for additional solicitation. The adjourned meeting will be in a virtual meeting format at 2:00 p.m. (Eastern Time).

YOUR vote is VERY important — please vote YOUR proxy TODAY by using one of the EASY voting options below:

Vote Online	Vote by Phone	Vote by Mail

by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

If you have any questions concerning the proposals or would like to cast your vote with a live proxy voting specialist, please feel free to contact Computershare Fund Services, toll free at 1-855-650-3710.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-32307 or by calling Computershare Fund Services, the Funds’ proxy solicitor toll free at 1-866-650-3710.